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IMMEDIATE RELEASE


                          BERKSHIRE HILLS BANCORP, INC.
                          OPENS FULL-SERVICE BRANCH IN
                             CLIFTON PARK, NEW YORK

                         FULL-SERVICE BRANCH LOCATED AT
                      SHOPPERS WORLD PLAZA, 15 PARK AVENUE


PITTSFIELD, MA, September 7, 2005 - Berkshire Hills Bancorp, Inc. (the "Company") (AMEX:BHL), the holding company for Berkshire Bank (the "Bank") announced today that the Bank has opened a full-service branch in Shoppers World Plaza, located at 15 Park Avenue in Clifton Park, New York. This is the Bank's second branch opened this year in the Capital Region of Albany and its third in the state of New York. The Bank offers a full array of financial products and services at the new Clifton Park branch, including personal and business checking and savings accounts, certificates of deposit, IRAs, safe deposit boxes, an ATM, residential and commercial mortgages, auto loans and a wide variety of other types of commercial and consumer loans, home equity loans, retirement products and wealth and investment management.

The Bank also has full-service branches in Oriskany Falls and at 41 State Street in Albany, as well as a representative office at 54 State Street in Albany. The Company made an earlier announcement that it expects to open a full-service Bank branch in East Greenbush later this year.

Commenting on the Bank's continued expansion in New York, Michael P. Daly, President and Chief Executive Officer of the Company and the Bank, said, "Berkshire Bank has many customers in Clifton Park and the surrounding areas, so we are pleased that they, as well as the new customers we attract, will be able to access our full line of commercial and consumer loan and deposit products and services. We have a well-known, experienced team in Clifton Park that will give our customers the personal attention they might not receive from larger banks, yet we offer the sophisticated banking products and services of much larger banks. Clifton Park is an important community for us, and we are very pleased with the new facility."

The manager of the new branch is Malta resident Stephan O. Scribner. Mr. Scribner is a native of Clifton Park and a graduate of Shenendehowa High School and the College of Saint Rose. He holds a Certified Financial Planning(R) designation from the College for Financial Planning. He comes to Berkshire from Key Bank where he was employed in various positions since 1995, most recently as a branch sales manager in Latham.

Kimberley Riggs Halusic, a resident of Mechanicville, New York will serve as business development officer of the new branch. Ms. Riggs, who attended Champlain College, also comes from Key Bank in Albany where she was employed as a Relationship Manager since 1999. Prior to that, she was an assistant branch manager for Fleet Bank in Clifton Park.

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Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank.
Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branch offices serving communities throughout Western Massachusetts and Northeastern New York and a representative office in New York. The Bank is committed to continuing to operate as an independent super community bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.


Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Legislation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, September 30, and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's Internet Web site (WWW.SEC.GOV) and to which reference
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is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.


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Media contact:

Berkshire Hills Bancorp, Inc.
Michael P. Daly,(413) 236-3194
President and Chief Executive Officer